UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2005
Date of Report (Date of earliest event reported)

Corio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31003	77-0492528
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

959 Skway Road, Suite 100, San Carlos, CA 94070
(Address of principal executive offices) (Zip Code)

(650) 232-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 8.01. Other Events.

     On January 24, 2005, Corio, Inc., a Delaware Corporation (“Corio”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation, a New York Corporation (“IBM”), and Nike Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IBM (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Corio (the “Merger”) and Corio will become a wholly-owned subsidiary of IBM.

     Under the terms of the Merger Agreement, each share of common stock of Corio will be converted into the right to receive $2.82 in cash, without interest.

     The Merger is subject to customary closing conditions including stockholder approval by holders of Corio’s common stock, antitrust approvals, absence of government restraints and accuracy of representations. The Merger Agreement contains certain termination rights for both IBM and Corio and further provides that, upon termination of the Merger Agreement under specified circumstances, Corio must pay IBM a termination fee of $6.8 million. The Merger is expected to close in the first quarter of 2005.

     On January 25, 2005, Corio and IBM issued a press release (the “Press Release”) regarding the execution of the Merger Agreement.

     The foregoing descriptions of the Merger Agreement and the Press Release are qualified in their entirety by reference to the Merger Agreement and the Press Release, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated as of January 24, 2005, by and among International Business Machines Corporation, Nike Acquisition Corp. and Corio, Inc..

99.1	Press Release of Corio, Inc. and International Business Machines Corporation, issued on January 25, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIO, INC.

By:	/s/ George Kadifa

George Kadifa Chairman and Chief Executive Officer

Date: January 25, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 24, 2005, by and among International Business Machines Corporation, Nike Acquisition Corp. and Corio, Inc.

99.1	Press Release of Corio, Inc. and International Business Machines Corporation, issued on January 25, 2005.